UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2012

OCULUS INNOVATIVE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, CA	94954
(Address of principal executive offices)	(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 29 and 30, 2012, we entered into two transactions in order to increase our net worth and to provide for the payment of our debt liabilities in advance of their maturities. In the first transaction on October 29, 2012, we agreed to amend a warrant held by two of our investors to remove a provision in the warrant that contained certain cash-settlement features in exchange for extending the warrant by two years. This transaction will increase our net worth by approximately $1.5 million dollars on a pro forma basis as of September 30, 2012. In the second transaction on October 30, 2012, we agreed to issue $3.5 million dollars of our common stock to our primary lender, Western Technology Investment, who agreed to reduce our debt liability with the sale of these common shares. Initially, the issuance of these common shares to Western Technology Investment has increased our net worth by approximately $3.5 million dollars. Further details of these transactions are described below.

Restructuring of Debt for Shares of Our Common Stock

On May 1, 2010, we entered into a loan and security agreement and a supplement to the loan and security agreement with Venture Lending & Leasing V, Inc., to borrow up to an aggregate of $3,000,000 (together, the “VLL5 Loan Agreements”). In connection with those agreements, we issued two warrants to Venture Lending & Leasing V, LLC, a Delaware limited liability company (“LLC5”), which, in the aggregate, have a total put option cash value of $750,000 (the “VLL5 Warrants”).

On June 29, 2011, we entered into a loan and security agreement and a supplement to the loan and security agreement with Venture Lending & Leasing VI, Inc., to borrow up to an aggregate of up to $2,500,000 (together, the “VLL6 Loan Agreements”). In connection with those agreements, we issued three warrants to Venture Lending & Leasing VI, LLC, a Delaware limited liability company (“LLC6”), which, in the aggregate, have a total put option cash value of $1,250,000 (the “VLL6 Warrants”).

On October 30, 2012, we entered into a stock purchase agreement with LLC5 and LLC6 for the issuance to LLC5 and LLC6 of shares of our common stock having an aggregate fair market value equal to $3,500,000 (the “Shares”), in exchange for LLC5’s agreement to surrender the VLL5 Warrants and LLC6’s agreement to surrender the VLL6 Warrants. The number of Shares issued pursuant to the stock purchase agreement was calculated based upon a price of $0.810 per share, the consolidated closing bid price as reported by The NASDAQ Capital Market for October 26, 2012, the previous trading day’s consolidated closing bid price. Accordingly, on November 1, 2012, we issued an aggregate of 4,320,985 Shares to LL5 and LL6, pursuant to the terms of the stock purchase agreement.

The use of proceeds from the sale of the Shares pursuant to the stock purchase agreement shall be applied, respectively, to the put warrant liabilities of the VLL5 Warrants and the VLL6 Warrants, and if the put warrant liabilities under both the VLL5 Warrants and the VLL6 Warrants have been satisfied, the proceeds will be applied to the reduction of our remaining loans outstanding under the VLL5 Loan Agreements and the VLL6 Loan Agreements, in the inverse order of maturity until such loans are prepaid in full.

With respect to the issuance of the Shares pursuant to the stock purchase agreement, we relied on the Section 4(2) exemption from securities registration under the federal securities laws for transactions not involving a public offering. No advertising or general solicitation was employed in the offering of the Shares. The Shares were issued to accredited investors. The Shares were offered for investment purposes only and not for the purpose of resale or distribution and the transfer thereof was appropriately restricted by us.

Immediately prior to our entry into the stock purchase agreement with LL5 and LL6, on October 30, 2012, we entered into a letter agreement with Venture Lending & Leasing V, Inc. (the “VLL5 Letter Agreement”) to amend the VLL5 Loan Agreements. Pursuant to the amendment, we modified the VLL5 Loan Agreements to allow us to enter into the proposed stock purchase agreement with VLL5 and VLL6. We agreed that the VLL5 Loan Agreements should be amended in certain respects to allow us to prepay the loans advanced to us under the VLL5 Loan Agreements in accordance with the terms of the proposed stock purchase agreement. In addition, we agreed that a portion of the excess net proceeds from the sale of the Shares may be used to prepay the outstanding loans under the VLL5 Loan Agreements.

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All provisions of the VLL5 Loan Agreements and other loan documents, except as modified by the amendment, shall remain in full force and effect. The amendment shall not operate as a waiver of any condition or obligation imposed on us under the VLL5 Loan Agreements and other loan documents.

Immediately prior to our entry into the stock purchase agreement with LL5 and LL6, on October 30, 2012, we entered into a letter agreement with Venture Lending & Leasing VI, Inc. (the “VLL6 Letter Agreement”) to amend the VLL6 Loan Agreements. Pursuant to the amendment, we modified the VLL6 Loan Agreements to allow us to enter into the proposed stock purchase agreement with VLL5 and VLL6. We agreed that the VLL6 Loan Agreements should be amended in certain respects to allow us to prepay the loans advanced to us under the VLL6 Loan Agreements in accordance with the terms of the proposed stock purchase agreement. In addition, we agreed that a portion of the excess net proceeds from the sale of the Shares may be used to prepay the outstanding loans under the VLL6 Loan Agreements.

All provisions of the VLL6 Loan Agreements and other loan documents, except as modified by the amendment, shall remain in full force and effect. The amendment shall not operate as a waiver of any condition or obligation imposed on us under the VLL6 Loan Agreements and other loan documents.

Agreement to Extend the Expiration Date of Warrants in Exchange for the Removal of Certain Settlement Features in Those Warrants

On October 29, 2012, we entered into a side letter agreement with Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. (collectively, “Sabby”) to amend the terms of the warrants issued to Sabby in conjunction with our April 22, 2012 registered direct offering. Pursuant to the amendment, Sabby agreed to waive certain net-cash settlement features contained in the warrants in exchange for our agreement to a two-year extension of the expiration date of the warrants. Accordingly, the expiration date of the warrants issued to Sabby in connection with the April 22, 2012 registered direct offering was extended from October 25, 2014 to October 25, 2016. No other terms, rights or provisions of the purchase agreement or warrants were modified by the terms of the side letter agreement.

The foregoing descriptions of the stock purchase agreement, the VLL5 Letter Agreement, the VLL6 Letter Agreement and the side letter agreement are qualified in their entirety by reference to the full text of the stock purchase agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference in its entirety; by reference to the VLL5 Letter Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference in its entirety; by reference to the VLL6 Letter Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated herein by reference in its entirety; and by reference to the side letter agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.4 and incorporated herein by reference in its entirety;

Item 2.02 Results of Operations and Financial Condition.

On November 1, 2012, we issued a press release announcing financial results for our fiscal quarter ended September 30, 2012. The full text of the press release is furnished as Exhibit 99.1.The information furnished therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by our management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our annual report on Form 10-K for the year ended March 31, 2012 and in other documents that we file from time to time with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

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Item 9.01 Financial Statements and Exhibits.

10.1	Stock Purchase Agreement by and between Oculus Innovative Sciences, Inc. and Venture Lending & Leasing V, LLC and Venture Lending & Leasing VI, LLC, dated October 30, 2012
10.2	Letter Agreement by and between Oculus Innovative Sciences, Inc. and Venture Lending & Leasing V, Inc., dated October 30, 2012
10.3	Letter Agreement by and between Oculus Innovative Sciences, Inc. and Venture Lending & Leasing VI, Inc., dated October 30, 2012
10.4	Side Letter Agreement to the Stock Purchase Agreement dated April 22, 2012 by and between Oculus Innovative Sciences, Inc., on one hand, and Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. on the other hand, dated October 29, 2012
99.1	Press Release issued by Oculus Innovative Sciences, Inc., dated November 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oculus Innovative Sciences, Inc.
(Registrant)
Date: November 1, 2012

/s/ Robert Miller Name: Robert Miller Title: Chief Financial Officer

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